                                                                                                                                                                     Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Stanley Furniture Company, Inc. (the “Company”) Quarterly Report on Form 10-Q for the period ended March 29, 2008 as filed with the Securities and Exchange Commission on the date hereof
(the “Report”), I, Douglas I. Payne, Chief Financial Officer of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1).	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2).	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 17, 2008	/s/Douglas I. Payne
Douglas I. Payne
Chief Financial Officer